                                                                EXHIBIT 10.60


                        HALLWOOD FINANCIAL CORPORATION

                        FINANCIAL CONSULTING AGREEMENT

      THIS FINANCIAL CONSULTING AGREEMENT (the "Agreement"), made and entered into as of the 1st day of August, 1994, by and between THE HALLWOOD GROUP INCORPORATED, a Delaware corporation ("Hallwood Group") and HALLWOOD FINANCIAL CORPORATION, a Liberian corporation (the "Consultant").

                                 WITNESSETH:

      WHEREAS, Hallwood Group is engaged in numerous international activities and shall from time to time require the financial knowledge and expertise of the Consultant or its agents in regard to various transactions between Hallwood Group and its affiliates, and any third parties (Hallwood Group and its affiliated entities are sometimes referred to in this Agreement as the "Hallwood Companies");

      WHEREAS, the Hallwood Companies desire to draw upon and benefit from the financial knowledge and expertise of Consultant or its agents and Consultant desires to consult with the Hallwood Companies and be available therefor.

      NOW, THEREFORE, for and in consideration of the mutual undertakings and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      Section 1. Appointment. Hallwood Group hereby appoints and employs the Consultant to act as its financial advisor and consultant upon and subject to the terms and conditions hereinafter set forth, and Consultant hereby accepts such appointment and undertakes to advise and consult with Hallwood Group during the term of this Agreement upon and subject to the terms and conditions hereinafter set forth.

      Section 2. Term. The services of the Consultant under this Agreement shall be for a term commencing on the date of execution of this Agreement and expiring July 31, 1995, provided that unless either party shall advise the other in writing on or before June 30 of each year (beginning in 1995) that this Agreement shall terminate as of the July 31 next following the date of such advice, this Agreement shall automatically be extended for a successive one year term.

      Section 3. Duties of the Consultant. The Consultant shall furnish and perform international consulting and advisory services to the Hallwood Companies to enable such entities to: (i) render assistance in the implementation of plans of financial restructuring of unrelated companies; and
(ii) effect acquisitions by the Hallwood Companies of assets or mergers of the Hallwood Companies with other entities and shall perform such services in or from Monaco,

Antigua, or such other jurisdictions as Consultant or its agents may, in their sole discretion, deem appropriate, and neither Consultant nor any agent of Consultant shall provide any such services, or otherwise engage in any business of any nature whatsoever, in the United States or the United Kingdom without the consent of Hallwood Group. In particular, the Consultant's duties and obligations hereunder shall include: (a) performing such duties at such times and in such manner as shall be mutually agreeable to Hallwood Group and the Consultant, although at all times the Consultant will retain control over how such services are performed and who the Consultant will hire to perform such services; (b) reporting to Hallwood Group and any other entity designated by Hallwood Group, as needed, to fulfill its obligations regarding the rendition of international financial and consulting advice; and (c) observing and complying with all resolutions, regulations and directions from time to time made or given by Hallwood Group as long as such resolutions, regulations and directions do not interfere with the manner in which Consultant performs its duties.

      Section 4. Compensation.

      A. As compensation for the Consultant's services, Hallwood Group agrees to pay to the Consultant an annual fee of Three Hundred Fifty Thousand Dollars ($350,000).

      B. The amounts paid pursuant to paragraph A of this section shall be a nonrefundable advance against any fees, commissions or other payments payable to Consultant in the future for services rendered by Consultant in connection with any transactions between the Hallwood Companies and any third party.

      C. Hallwood Group and the Consultant hereby acknowledge and agree that all amounts payable pursuant to paragraph A of this section are to be paid as a retainer to secure, for the benefit of the Hallwood Companies, the availability of the Consultant to perform the services referred to in Section 3 of this Agreement. Consequently, all amounts so payable shall be so payable, without offset, withholding or any deduction of any nature whatsoever, whether or not any services are performed at any time, except as provided in paragraph B of this section.

      D. Hallwood Group shall reimburse Consultant for all reasonable and ordinary out-of-pocket business expenses Consultant reasonably incurs in the performance of its duties under this Agreement.

      Section 5. Relationship of the Parties. In performing its services under this Agreement, the Consultant shall be an independent contractor and, as between Hallwood Group and the Consultant, neither Hallwood Group nor any other of the Hallwood Companies shall be responsible for withholding, collection or payment of income taxes or for other taxes of any nature on behalf of the Consultant or any agent of Consultant. Nothing contained in this Agreement shall make the Consultant the agent, employee, joint venturer or partner of the Hallwood Companies or provide the Consultant with the power or authority to bind the Hallwood Companies to any contract, agreement or arrangement with any individual or entity except with the prior written approval of such entities.

     Section 6. Confidentiality. The Consultant recognizes and acknowledges that confidential information of various kinds may exist, from time to time, with respect to the business of the Hallwood Companies. Accordingly, the Consultant covenants on behalf of itself and its agents, if any, that, except with the prior written consent of Hallwood Group, they shall at all times keep confidential and not divulge, furnish or make accessible to anyone (except Hallwood Group's authorized representatives), any confidential information to which the Consultant or its agents have been or shall become privy relating to the business of Hallwood Group or any of its affiliates. The provisions of this
Section 6 shall not apply to any information to the extent (i) it is or shall become generally known to the public or the trade (without the commission of a tortious act), (ii) it is or shall become available in trade or other publications, or (iii) Consultant or its agents are required by law to disclose such information to any person.

     Section 7. Certain Payments. The Consultant acknowledges that it is aware of the provision of United States law relating to prohibitions of any person representing a United States company from, directly or indirectly, giving anything of value to any foreign official to influence the foreign official in directing or agreeing to do business with the United States firm. In addition, the Consultant acknowledges that it has read the Statement of Company Policy of the Hallwood Entities regarding payment of gifts to foreign officials that has previously been supplied to the Consultant. The Consultant hereby undertakes to abide by such laws and policy and will not use any part of the amounts paid under this Agreement or any payments that are prohibited under such laws or policy.

     Section 8. Assignment. Neither party hereto may assign, without the other party's prior written consent, this Agreement, or any right or obligation hereunder, and any and all assignments without such prior written consent shall be null and void, except that with the consent of Hallwood Group the Consultant may designate agents to perform its obligations under this Agreement.

     Section 9. Miscellaneous.

     A. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, other than the conflicts of laws provisions of such laws.

     B. Headings. The descriptive headings for the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     C. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

      D. Entire Contract. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto and contains all of the covenants and agreements between the parties.

      E. Amendments. This Agreement may not be modified, altered, amended, waived or terminated orally, unless in writing signed by the parties hereto.

      F. Notices. All communications to be given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made if mailed by registered or certified mail, postage prepaid, addressed to the address set forth opposite each party's name below, or in such other reasonable manner as Hallwood Group or the Consultant, as the case may be, shall have previously designated in writing to the other.

      G. Execution in Counterparts. This Agreement may be executed in counterparts, each to constitute an original, but both in the aggregate to constitute one agreement as executed.

       IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                 HALLWOOD GROUP:

Address:                         THE HALLWOOD GROUP INCORPORATED

3710 Rawlins
SUITE 1500
Dallas, Texas 75219
                                 By: /s/ MELVIN J. MELLE
                                 Name: Melvin J. Melle
                                 Title: Vice President



                                Hallwood Group:

Address:                        HALLWOOD FINANCIAL CORPORATION
24, Avenue Princesse Grace      By: /s/ ANTHONY J. GUMBINER
Monte-Carlo MC98000             Name: A.J. Gumbiner
Principality of Monaco          Title: President